Filed Pursuant To Rule 433

Registration No. 333-237239

April 6, 2020

ETF Data
Capital Markets Group

March 2020

Trading Report

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 03/15/2020
US Core														
SPY	SPDR® S&P 500® ETF Trust	0.02	0.01	0.01	269,395,921	70,616,270,627	152,152,398	584	2,534	155,113	820,689	128	5.29	202,606,415
MDY	SPDR S&P MIDCAP 400® ETF Trust	0.36	0.14	0.17	3,056,684	863,591,813	1,857,191	819	749	223,016	250,043	147	6.04	3,534,289
SLY	SPDR S&P® 600 Small Cap ETF	0.25	0.52	0.13	345,841	16,720,339	170,582	860	876	43,849	56,413	223	6.30	35,538
DIA	SPDR Dow Jones® Industrial Average ETF Trust	0.08	0.03	0.04	11,590,748	2,555,237,077	6,535,262	421	966	95,182	269,975	124	5.46	5,697,900
SPTM	SPDR Portfolio S&P 1500 Composite Stock Market ETF	0.05	0.16	0.03	1,775,451	56,197,305	1,244,534	2,797	5,232	93,052	205,457	378	5.30	263,867
SPSM	SPDR S&P 600 Small Cap ETF	0.08	0.35	0.04	1,853,311	40,304,790	997,725	3,596	4,346	87,182	129,289	423	5.97	530,062
SPLG	SPDR Portfolio S&P 500 ETF	0.02	0.06	0.01	7,790,557	242,306,908	4,442,883	15,081	44,222	471,507	1,686,012	727	5.64	200,459
SPMD	SPDR S&P 400 Mid Cap ETF	0.05	0.20	0.03	2,688,352	67,506,710	1,249,390	8,025	8,573	221,745	284,882	611	6.02	122,685
SPYX	SPDR S&P 500 Fossil Fuel Reserves Free ETF	0.16	0.26	0.10	86,056	5,577,405	54,215	671	1,472	44,530	115,807	192	4.87	119,347
SHE	SPDR SSGA Gender Diversity Index ETF	0.25	0.42	0.12	23,813	1,493,397	17,600	1,235	1,234	73,291	88,439	139	4.64	283
US Style														
SPYG	SPDR Portfolio S&P 500 Growth ETF	0.03	0.07	0.02	6,167,220	218,465,096	3,466,920	2,118	10,731	78,388	463,704	274	5.28	1,495,311
SPYV	SPDR Portfolio S&P 500 Value ETF	0.04	0.14	0.02	4,752,085	126,482,410	3,080,469	3,075	17,780	84,253	611,387	492	5.39	486,294
MDYG	SPDR S&P 400 Mid Cap Growth ETF	0.20	0.48	0.11	461,925	19,493,214	233,786	1,314	2,655	61,586	147,813	337	5.95	3,452
MDYV	SPDR S&P 400 Mid Cap Value ETF	0.13	0.36	0.07	578,759	20,854,898	285,244	584	1,275	23,672	66,092	347	6.28	87,128
SLYG	SPDR S&P 600 Small Cap Growth ETF	0.20	0.45	0.11	462,876	21,425,745	267,725	1,266	1,718	61,161	104,052	213	5.90	10,360
SLYV	SPDR S&P 600 Small Cap Value ETF	0.16	0.37	0.09	962,925	40,953,133	474,257	1,352	1,674	62,578	97,847	251	6.11	61,789
US Sector														
XLC	The Communication Services Select Sector SPDR Fund	0.01	0.03	0.01	8,355,587	367,927,951	5,736,052	1,873	11,208	84,965	616,400	194	5.59	3,130,830
XLY	The Consumer Discretionary Select Sector SPDR Fund	0.04	0.04	0.02	9,085,907	921,254,450	7,282,115	576	2,427	58,496	304,403	112	5.54	7,174,921

Source: NYSE, Nasdaq and BATS as of 03/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

1

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 03/15/2020
US Sector (cont'd)														
XLP	The Consumer Staples Select Sector SPDR Fund	0.02	0.03	0.01	25,625,463	1,427,117,022	18,339,846	2,622	34,227	149,091	2,168,954	177	5.04	19,266,190
XLE	The Energy Select Sector SPDR Fund	0.01	0.03	0.01	44,798,319	1,440,252,953	29,355,748	7,087	20,912	229,668	1,108,410	204	7.70	46,291,773
XLF	The Financial Select Sector SPDR Fund	0.01	0.05	0.01	138,610,953	3,097,435,750	81,027,409	112,001	354,690	2,623,445	10,578,861	697	6.53	155,345,352
XLV	The Health Care Select Sector SPDR Fund	0.02	0.02	0.01	22,424,493	1,970,503,367	14,145,481	889	5,589	79,501	570,038	117	4.98	24,592,313
XLI	The Industrial Select Sector SPDR Fund	0.02	0.03	0.01	26,722,917	1,697,633,504	19,137,338	1,766	10,529	114,226	864,364	143	6.11	29,855,867
XLB	The Materials Select Sector SPDR Fund	0.02	0.03	0.01	14,329,226	676,721,390	10,777,615	1,589	10,918	76,586	646,862	134	5.88	10,901,943
XLK	The Technology Select Sector SPDR Fund	0.01	0.02	0.01	35,565,446	2,853,863,258	21,006,537	1,181	5,978	96,317	572,205	116	5.95	12,552,886
XLU	The Utilities Select Sector SPDR Fund	0.01	0.03	0.01	34,659,679	2,017,053,513	23,333,841	2,191	14,523	131,871	973,850	165	6.59	31,738,367
XLRE	The Real Estate Select Sector SPDR Fund	0.01	0.04	0.01	15,202,079	504,248,473	9,013,165	6,179	43,990	220,943	1,738,511	250	6.81	2,735,469
US Industry														
KBE	SPDR S&P Bank ETF	0.02	0.06	0.01	3,898,973	116,865,602	2,660,881	2,158	7,615	67,357	336,190	170	7.30	4,112,609
KCE	SPDR S&P Capital Markets ETF	0.30	0.64	0.17	10,023	442,050	7,839	343	382	16,538	21,669	185	4.45	16,992
KIE	SPDR S&P Insurance ETF	0.06	0.23	0.03	546,732	13,878,515	348,026	2,686	2,823	67,968	91,557	224	6.20	455,208
KRE	SPDR S&P Regional Banking ETF	0.02	0.05	0.01	11,710,988	430,517,644	8,791,118	2,693	9,176	100,971	497,189	189	7.85	39,054,851
XBI	SPDR S&P Biotech ETF	0.05	0.06	0.03	10,803,818	824,771,800	7,239,169	814	991	63,837	88,750	137	6.17	54,701,459
XNTK	SPDR NYSE Technology ETF	0.15	0.21	0.08	43,030	3,125,870	42,938	483	772	35,732	65,058	131	5.15	12
XHB	SPDR S&P Homebuilders ETF	0.02	0.06	0.01	3,507,057	122,192,776	2,349,379	1,364	5,440	46,764	251,493	146	6.81	6,359,307
XME	SPDR S&P Metals & Mining ETF	0.01	0.07	0.01	2,938,895	51,983,776	2,726,225	5,388	8,949	98,387	221,624	177	7.38	3,334,038
XES	SPDR S&P Oil & Gas Equipment & Services ETF	0.01	0.37	0.01	1,940,547	5,956,063	1,581,678	66,802	102,914	207,088	625,206	543	9.40	282,921
XITK	SPDR FactSet Innovative Technology ETF	0.30	0.31	0.17	12,761	1,230,079	10,028	156	196	15,662	22,626	88	4.53	1,070
XOP	SPDR S&P Oil & Gas Exploration & Production ETF	0.01	0.10	0.01	65,762,251	678,486,258	45,536,038	48,430	70,273	512,414	1,246,985	490	10.16	22,257,023
XPH	SPDR S&P Pharmaceuticals ETF	0.10	0.28	0.06	192,626	7,082,827	126,970	4,026	3,309	144,016	137,626	344	5.12	1,510,607
XRT	SPDR S&P Retail ETF	0.02	0.05	0.01	8,151,712	273,467,956	5,849,492	3,607	6,960	121,955	298,211	182	5.81	23,600,354
XSD	SPDR S&P Semiconductor ETF	0.16	0.20	0.10	140,989	11,613,799	143,053	309	462	25,741	46,930	101	6.31	366,049

Source: NYSE, Nasdaq and BATS as of 03/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

2

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 03/15/2020
US Industry (cont'd)														
XHE	SPDR S&P Health Care Equipment ETF	0.36	0.54	0.21	81,717	5,560,644	51,856	1,098	880	75,921	69,504	139	5.11	667,690
XTL	SPDR S&P Telecom ETF	0.35	0.63	0.19	16,429	935,397	8,759	2,307	2,241	135,832	149,104	176	5.60	8,412
XAR	SPDR S&P Aerospace & Defense ETF	0.20	0.26	0.11	421,950	33,447,279	315,721	1,078	749	83,626	71,172	122	6.13	111,312
XHS	SPDR S&P Health Care Services ETF	0.32	0.56	0.21	14,933	835,215	9,417	135	147	7,754	10,104	107	5.12	6,543
XSW	SPDR S&P Software & Services ETF	0.37	0.46	0.21	55,526	4,600,752	40,236	396	405	32,542	39,823	117	5.17	28,330
XTH	SPDR S&P Technology Hardware ETF	0.41	0.70	0.29	1,881	110,430	1,046	1,556	1,432	92,392	105,862	86	3.77	107
XTN	SPDR S&P Transportation ETF	0.17	0.41	0.10	63,334	2,898,727	32,953	361	680	16,632	41,916	115	6.43	44,578
XWEB	SPDR S&P Internet ETF	0.30	0.48	0.17	3,598	229,201	2,725	913	759	57,540	57,928	70	3.62	523
KOMP	SPDR S&P Kensho New Economies Composite ETF	0.17	0.60	0.10	149,289	4,253,327	266,580	1,325	2,372	38,080	84,809	601	4.92	147,296
ROKT	SPDR S&P Kensho Final Frontiers ETF	0.14	0.53	0.08	7,589	209,995	6,607	124	209	3,461	7,471	92	4.85	5,609
CNRG	SPDR S&P Kensho Clean Power ETF	0.19	0.52	0.13	19,292	754,209	18,334	256	351	10,326	16,209	109	5.81	3,214
SIMS	SPDR S&P Kensho Intelligent Structures ETF	0.14	0.59	0.13	4,899	112,241	2,746	435	386	10,933	11,449	106	3.81	66
HAIL	SPDR S&P Kensho Smart Mobility ETF	0.13	0.59	0.11	4,920	108,769	3,723	1,034	1,039	24,765	29,719	122	4.28	12,183
FITE	SPDR S&P Kensho Future Security ETF	0.16	0.54	0.13	6,012	179,732	8,360	901	715	27,923	26,056	114	4.52	1,633
Real Estate Equities														
RWR	SPDR Dow Jones REIT ETF	0.17	0.23	0.08	234,024	17,618,514	213,207	499	1,160	40,218	116,314	125	6.31	69,247
RWO	SPDR Dow Jones Global Real Estate ETF	0.17	0.47	0.09	630,468	23,704,989	341,364	816	744	33,134	35,390	229	5.10	334,981
RWX	SPDR Dow Jones International Real Estate ETF	0.06	0.22	0.03	1,143,036	33,583,621	774,619	1,853	5,551	57,640	210,828	250	3.09	433,628
Global Equities														
DGT	SPDR Global Dow ETF	0.24	0.34	0.15	12,790	841,676	6,014	303	325	21,224	26,859	131	3.84	211
GII	SPDR S&P Global Infrastructure ETF	0.14	0.36	0.10	81,514	3,345,901	42,120	904	858	38,147	43,404	231	4.87	2,223
GNR	SPDR S&P Global Natural Resources ETF	0.17	0.56	0.12	678,918	21,532,674	359,288	1,086	930	33,620	35,624	429	6.13	102,815
CWI	SPDR MSCI ACWI ex-US ETF	0.06	0.29	0.03	1,308,634	25,551,996	678,366	4,564	10,319	96,458	256,367	647	3.79	481,744
SPGM	SPDR Portfolio MSCI Global Stock Market ETF	0.19	0.57	0.11	75,788	2,578,431	40,942	522	474	17,680	18,709	231	4.51	88,147

Source: NYSE, Nasdaq and BATS as of 03/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

3

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 03/15/2020
Global Equities (cont'd)														
EFAX	SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	0.45	0.81	0.35	14,195	782,656	8,075	391	582	22,506	40,042	398	2.69	1,392
SPDW	SPDR Portfolio Developed World ex-US ETF	0.03	0.13	0.02	8,072,274	191,447,699	4,019,696	7,397	26,711	191,525	818,036	677	4.03	1,005,063
GWX	SPDR S&P International Small Cap ETF	0.14	0.61	0.11	512,200	11,343,633	252,127	1,517	1,396	35,185	38,832	346	3.75	70,593
LOWC	SPDR MSCI ACWI Low Carbon Target ETF	0.20	0.26	0.17	23,384	1,860,598	10,932	317	353	25,315	33,021	221	3.33	8
International Developed Equities – Region/Country														
FEZ	SPDR EURO STOXX 50® ETF	0.02	0.06	0.01	4,181,391	126,745,649	2,855,607	5,428	41,218	169,300	1,643,083	247	4.63	4,500,787
SPEU	SPDR Portfolio Europe ETF	0.17	0.66	0.10	120,678	3,274,147	71,539	981	1,013	27,101	33,544	257	3.82	43,607
SMEZ	SPDR EURO STOXX® Small Cap ETF	0.17	0.36	0.14	2,726	137,002	2,050	327	383	15,851	21,987	110	1.88	2,400
Emerging Market Equities														
SPEM	SPDR Portfolio Emerging Markets ETF	0.02	0.08	0.02	4,292,189	127,135,893	2,465,592	1,936	3,062	60,281	109,180	382	3.64	780,961
GMF	SPDR S&P Emerging Asia Pacific ETF	0.42	0.49	0.29	62,631	5,591,968	37,132	645	524	55,937	50,098	183	3.16	159,394
EEMX	SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	0.18	0.33	0.16	10,161	570,396	5,851	216	226	11,577	13,786	491	2.23	7,581
EWX	SPDR S&P Emerging Markets Small Cap ETF	0.13	0.38	0.09	367,271	13,069,529	203,356	809	678	28,295	27,727	295	3.16	458,362
GXC	SPDR S&P China ETF	0.33	0.36	0.20	148,936	13,807,340	155,095	315	331	29,095	32,709	185	3.02	16,311
Advanced Beta – Income														
EDIV	SPDR S&P Emerging Markets Dividend ETF	0.15	0.64	0.11	140,988	3,196,991	89,584	1,792	1,254	40,730	33,571	286	3.62	1,680
DWX	SPDR S&P International Dividend ETF	0.10	0.32	0.05	244,796	7,506,879	148,032	901	889	28,843	33,092	261	3.83	3,512
SDY	SPDR S&P Dividend ETF	0.10	0.13	0.05	1,715,823	141,679,529	1,106,431	1,372	1,833	114,253	183,981	188	5.35	494,963
WDIV	SPDR S&P Global Dividend ETF	0.16	0.31	0.12	62,273	3,192,148	36,918	665	681	34,736	43,837	226	3.97	8,146
SPYD	SPDR Portfolio S&P 500 High Dividend ETF	0.02	0.07	0.01	2,994,276	81,305,311	1,640,209	2,402	6,987	70,276	264,710	159	6.29	225,634
Advanced Beta – Multi Factor														
ZCAN	SPDR Solactive Canada ETF	0.11	0.23	0.08	4,048	180,958	1,886	585	590	27,700	33,785	147	3.51	2,710
ZDEU	SPDR Solactive Germany ETF	0.11	0.26	0.08	1,237	53,952	1,496	970	951	43,819	51,554	92	1.52	18
ZHOK	SPDR Solactive Hong Kong ETF	0.30	0.56	0.20	3,502	185,404	2,386	572	510	30,947	30,312	138	1.44	88

Source: NYSE, Nasdaq and BATS as of 03/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

4

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 03/15/2020
Advanced Beta – Multi Factor (cont'd)														
ZJPN	SPDR Solactive Japan ETF	0.15	0.23	0.09	2,656	170,903	1,634	529	587	34,009	42,903	109	1.71	234
ZGBR	SPDR Solactive United Kingdom ETF	0.16	0.44	0.11	8,267	307,497	4,761	595	570	22,217	26,012	263	2.71	4,857
QEFA	SPDR MSCI EAFE StrategicFactors℠ ETF	0.51	0.97	0.38	126,028	6,919,387	70,472	1,214	1,202	64,619	74,204	285	3.61	3,416
QWLD	SPDR MSCI World StrategicFactors℠ ETF	0.34	0.49	0.24	5,198	348,444	4,662	936	960	66,259	77,960	132	2.65	1,660
QEMM	SPDR MSCI Emerging Markets StrategicFactors℠ ETF	0.45	0.94	0.33	41,976	1,972,148	28,161	821	981	39,623	55,087	232	3.02	2,249
QUS	SPDR MSCI USA StrategicFactors℠ ETF	0.16	0.21	0.11	235,448	18,652,604	118,626	346	332	27,642	29,899	457	4.85	38,450
Advanced Beta – Single Factor														
SPYB	SPDR S&P 500 Buyback ETF	0.31	0.61	0.21	16,214	827,723	8,316	2,469	2,332	132,711	153,229	134	5.43	4,410
VLU	SPDR S&P 1500 Value Tilt ETF	0.62	0.73	0.47	5,253	451,038	4,261	1,787	2,032	156,554	213,443	103	3.70	2,291
MMTM	SPDR S&P 1500 Momentum Tilt ETF	0.52	0.46	0.34	11,505	1,306,287	5,773	1,059	1,490	124,877	201,973	160	4.00	20,746
LGLV	SPDR SSGA US Large Cap Low Volatility Index ETF	0.25	0.28	0.12	257,594	23,916,714	174,704	490	880	47,693	99,881	175	5.27	22,231
SMLV	SPDR SSGA US Small Cap Low Volatility Index ETF	0.56	0.80	0.37	72,354	5,183,594	37,812	420	459	32,245	41,933	156	6.32	28,022
ONEY	SPDR Russell 1000 Yield Focus ETF	0.44	0.84	0.24	13,935	761,156	12,037	362	350	20,264	23,572	256	5.24	2,702
ONEO	SPDR Russell 1000 Momentum Focus ETF	0.23	0.42	0.15	5,751	350,385	4,103	147	145	8,446	10,225	192	3.48	15,176
ONEV	SPDR Russell 1000 Low Volatility Focus ETF	0.21	0.33	0.11	32,647	2,084,399	28,419	225	286	15,005	23,147	155	4.69	2,191
Advanced Beta – Fixed Income														
DWFI	SPDR Dorsey Wright® Fixed Income Allocation ETF	0.08	0.36	0.04	241,198	5,183,652	94,588	6	6	12,669	15,140	1,712	1.00	23,132
SPBO	SPDR Portfolio Corporate Bond ETF	0.07	0.23	0.04	130,862	4,226,924	66,687	556	754	18,132	25,537	482	3.08	101
Fixed Income – US Government														
BIL	SPDR Bloomberg Barclays 1–3 Month T-Bill ETF	0.01	0.01	0.01	9,468,485	867,386,889	4,582,136	731,828	2,297,439	67,015,054	210,224,254	1,282	0.25	1,607,506
SPTI	SPDR Portfolio Intermediate Term Treasury ETF	0.04	0.11	0.02	4,185,396	137,263,513	2,548,620	20,486	69,388	667,336	2,188,031	1,474	0.88	115,455

Source: NYSE, Nasdaq and BATS as of 03/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

5

Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month 3 Month Avg.Avg. Fixed Income — US Government (cont’d)     SPTL    SPDR Portfolio Long Term Treasury ETF 0.110.230.052,149,94398,510,5681,275,8283,71415,689169,899650,3144814.2064,797 SPIP    SPDR Portfolio TIPS ETF 0.070.240.031,464,21042,107,592733,7325,32226,751157,241776,6576112.66165,996 SPTS    SPDR Portfolio Short Term Treasury ETF 0.010.040.0112,288,142376,469,0624,837,694169,436516,5245,171,83715,550,4921,2860.44749,996 TIPX    SPDR Bloomberg Barclays 1–10 Year 0.070.360.03289,1345,667,922124,35812,18033,833244,649671,2241,3661.32126,769 TIPS ETF     Fixed Income — US Investment Grade Corporates     SPSB    SPDR Portfolio Short Term Corporate 0.020.070.013,939,487117,964,8992,516,00014,28845,418440,2371,403,8836101.84241,162 Bond ETF     SPIB    SPDR Portfolio Intermediate Term 0.040.130.022,708,25391,305,4091,862,0723,69814,043131,070499,9333463.03861,158 Corporate Bond ETF     SPLB    SPDR Portfolio Long Term Corporate 0.050.190.031,285,84136,720,158812,3331,2632,34137,37971,7402934.70333,20 Bond ETF     FLRN    SPDR Bloomberg Barclays Investment 0.030.110.022,794,24280,677,8821,663,85310,72551,833323,7861,59 3,6415462.6952,453 Grade Floating Rate ETF     Fixed Income — High Yield     JNK    SPDR Bloomberg Barclays High Yield 0.030.030.0212,707,7711,250,551,4569,954,4403,0142 2,961304,8982,510,1852422.9218,553,085 Bond ETF     SJNK    SPDR Bloomberg Barclays Short Term 0.010.050.017,253,006175,633,5095,313,24030,993110,574794,7632,967,7534782.743,260,272 High Yield Bond ETF      SPHY     SPDR Portfolio High Yield Bond ETF 0.130.590.07138,3223,243,88184,7048491,55 620,25540,3273183.241 1,668 Fixed Income — US Mortgage     SPMB    SPDR Portfolio Mortgage Backed 0.030.110.021,225,48932,218,9491,374,8941,620 2,25842,72959,4081,21 6 2.5978,886 Bond ETF     Fixed Income — US Aggregate     SPAB    SPDR Portfolio Aggregate Bond ETF 0.050.170.024,124,640122,629,6532,559,33010,41832,239 316,576962,1796003.20199,278 Fixed Income — Hybrids     CWB     SPDR Bloomberg Barclays Convertible 0.050.120.032,684,397131,854,8881,920,2841,7173,78186,641214,2512134.30490,792 Securities ETF     PSK    SPDR Wells Fargo® Preferred Stock ETF 0.130.360.07526,83319,720,248352,38170394128,13640,6322995.463,226 Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     6

Ticker	ETF Name	Spread ($)	Spread (%)	Spread ($) 3 Month Avg.	Consolidated Avg. Daily Volume (Shares)	Consolidated Average Daily Volume ($)	Consolidated Avg. Daily Volume (Shares) 3 Month Avg.	Avg. Quote Size (Shares)	Avg. Quote Size (Shares) 3 Month Avg.	Avg. Quote Size ($)	Avg. Quote Size ($) 3 Month Avg.	Avg. Trade Size	Daily Volatility (%)	Short Interest as of 03/15/2020
Fixed Income – Municipal														
SHM	SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF	0.06	0.13	0.03	1,239,567	58,545,059	702,889	1,838	6,255	89,266	308,087	452	1.80	318,747
TFI	SPDR Nuveen Bloomberg Barclays Municipal Bond ETF	0.14	0.30	0.06	2,561,319	123,199,733	1,066,181	1,363	1,689	67,833	86,125	202	2.64	240,797
HYMB	SPDR Nuveen S&P High Yield Municipal Bond ETF	0.19	0.37	0.09	777,778	40,271,191	382,052	1,843	1,374	107,525	81,469	271	5.36	769,849
Fixed Income – International														
WIP	SPDR FTSE International Government Inflation-Protected Bond ETF	0.29	0.58	0.19	78,578	3,949,379	57,818	354	957	17,869	51,881	159	2.14	40,413
BWZ	SPDR Bloomberg Barclays Short Term International Treasury Bond ETF	0.26	0.89	0.16	172,580	5,164,411	95,539	17,343	7,505	539,357	232,405	675	2.20	3,531
BWX	SPDR Bloomberg Barclays International Treasury Bond ETF	0.05	0.18	0.02	769,906	21,760,567	512,357	1,677	3,178	47,866	90,947	296	2.35	1,228,568
IBND	SPDR Bloomberg Barclays International Corporate Bond ETF	0.26	0.81	0.20	75,168	2,358,050	73,634	735	956	23,917	31,769	203	2.91	6,245
EBND	SPDR Bloomberg Barclays Emerging Markets Local Bond ETF	0.11	0.45	0.05	890,942	22,098,771	465,793	1,548	3,842	39,845	105,337	525	2.59	731,599
Commodity														
GLD®	SPDR Gold Shares	0.02	0.02	0.01	20,802,423	3,106,688,464	14,640,481	1,774	7,002	269,053	1,040,365	187	2.35	14,855,542
GLDM	SPDR Gold MiniShares℠ Trust	0.01	0.08	0.01	4,110,804	65,005,150	2,708,003	246,526	519,598	3,948,100	8,200,216	1,623	2.26	698,833
NANR	SPDR S&P North American Natural Resources ETF	0.15	0.69	0.10	225,387	5,205,857	188,533	827	2,257	19,115	69,681	1,927	5.48	26,598
Active – Asset Allocation														
XLSR	SPDR SSGA US Sector Rotation ETF	0.11	0.39	0.07	21,838	616,777	22,912	7,791	8,498	220,397	279,044	319	4.82	6,316
FISR	SPDR SSGA Fixed Income Sector Rotation ETF	0.11	0.35	0.07	13,819	428,176	15,633	5,083	5,045	157,240	157,560	301	1.19	3,044
RLY	SPDR SSGA Multi-Asset Real Return ETF	0.18	0.93	0.12	78,557	1,465,273	39,723	3,994	4,613	79,673	107,526	457	3.47	1,008
INKM	SPDR SSGA Income Allocation ETF	0.09	0.33	0.05	45,227	1,250,941	42,456	1,321	2,113	38,989	70,564	384	2.73	2,061
GAL	SPDR SSGA Global Allocation ETF	0.25	0.77	0.19	73,552	2,436,212	36,927	6,033	6,483	202,550	246,140	547	3.48	22

Source: NYSE, Nasdaq and BATS as of 03/31/2020. **Past performance is not a guarantee of future results.**

STATE STREET GLOBAL ADVISORS SPDR®

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Ticker    ETF Name SpreadSpread Spread ($) ConsolidatedConsolidated Consolidated Avg.Avg. QuoteAvg. QuoteAvg. QuoteAvg.DailyShort ($) (%)3 MonthAvg. DailyAverageAvg. DailyQuoteSizeSize ($) Size ($)TradeVolatilityInterest as of
Avg.VolumeDaily Volume ($)VolumeSize(Shares)3 Month Avg.Size(%)03/15/2020 (Shares)(Shares)(Shares)3 Month
3 Month Avg.Avg. Active — Equity     SYE    SPDR MFS Systematic Core Equity ETF 0.150.220.119,701667,7608,2311301429,19511,9261514.1498 SYG    SPDR MFS Systematic Growth Equity ETF 0.180.230.137,518584,8084,36115014111,68712,3161023.836,247 SYV    SPDR MFS Systematic Value Equity ETF 0.270.520.1810,325558,3915,41655549429,86231,5832024.18345 Active — Fixed Income     TOTL    SPDR DoubleLine® Total Return 0.080.180.041,006,61948,629,164628,8491,0591,58751,80578,1743291.56423,411 Tactical ETF     EMTL    SPDR DoubleLine Emerging Markets 0.360.740.1942,1831,965,63727,1201,7872,06185,575104, 3773021.168,398 Fixed Income ETF     STOT    SPDR DoubleLine Short Duration Total 0.240.490.1334,8141,693,91728,4821,8182,11989,087104,8504410.6412,194 Return Tactical ETF     SRLN    SPDR Blackstone / GSO Senior Loan ETF 0.070.170.031,256,13052,590,750768,5861,1642,59948,823119,0743093.233,757,429 ULST    SPDR SSGA Ultra Short Term Bond ETF 0.090.240.04185,9057,380,829142,17032,16835,9011,294,6191,450, 6495370.79167,656 Source: NYSE, Nasdaq and BATS as of 03/31/2020. Past performance is not a guarantee of future results.     Prior to 10/16/2017, the SPDR Portfolio Total Stock Market ETF (SPTM) was known as the SPDR Russell 3000® ETF (THRK), the SPDR Portfolio Large Cap ETF (SPLG) was known as the SPDR Russell 1000® ETF (ONEK), the SPDR Portfolio Mid Cap ETF (SPMD) was known as the SPDR S&P 1000® ETF (SMD), the SPDR Portfolio Small Cap ETF (SPSM) was known as the SPDR Russell 2000® ETF (TWOK), the SPDR Portfolio S&P 500 Growth ETF (SPYG) was known as the SPDR S&P 500 Growth ETF (SPYG), the SPDR Portfolio S&P 500 Value ETF (SPYV) was known as the SPDR S&P 500 Value ETF (SPYV), the SPDR Portfolio S&P 500 High Dividend ETF (SPYD) was known as the SPDR S&P 500 High Dividend ETF (SPYD), the SPDR Portfolio Developed World ex-US ETF (SPDW) was known as the SPDR S&P World ex-US ETF (GWL), the SPDR Portfolio Emerging Markets ETF (SPEM) was known as the SPDR S&P Emerging Markets ETF (GMM), the SPDR Portfolio Aggregate Bond ETF (SPAB) was known as the SPDR Bloomberg Barclays Aggregate Bond ETF (BNDS), the SPDR Portfolio Short Term Corporate Bond ETF (SPSB) was known as the SPDR Bloomberg Barclays Short Term Corporate Bond ETF (SCPB), the SPDR Portfolio Intermediate Term Corporate Bond ETF (SPIB) was known as the SPDR Bloomberg Barclays Intermediate Term Corporate Bond ETF (ITR), the SPDR Portfolio Long Term Corporate Bond ETF (SPLB) was known as the SPDR Bloomberg Barclays Long Term Corporate Bond ETF (LWC), the SPDR Portfolio Short Term Treasury ETF (SPTS) was known as the SPDR Bloomberg Barclays Short Term Treasury ETF (SST), and the SPDR Portfolio Long Term Treasury ETF (SPTL) was known as the SPDR Bloomberg Barclays Long Term Treasury ETF (TLO). Prior to 09/23/2019, the SPDR Portfolio MSCI Global Stock Market ETF (SPGM) was known as the SPDR MSCI ACWI IMI ETF (ACIM), the SPDR Portfolio Europe ETF (SPEU) was known as the SPDR STOXX® Europe 50 ETF (FEU), the SPDR Portfolio Corporate Bond ETF (SPBO) was known at the SPDR Bloomberg Barclays Corporate Bond ETF (CBND), the SPDR Portfolio High Yield Bond ETF (SPHY) was known as the SPDR ICE BofAML Broad High Yield Bond ETF (CJNK), the SPDR Portfolio Intermediate Term Treasury ETF (SPTI) was known as the SPDR Bloomberg Barclays Intermediate Term Treasury ETF (ITE), the SPDR Portfolio TIPS ETF (SPIP) was known as the SPDR Bloomberg Barclays TIPS ETF (IPE), and the SPDR Portfolio Mortgage Backed Bond ETF (SPMB) was known as the SPDR Bloomberg Barclays Mortgage Backed Bond ETF (MBG). 8

ssga.com spdrs.com Investment Professional Use Only State Street Global Advisors One Iron Street, Boston MA 02210 T: +1 866 787 2257 Important Risk Information Investing involves risk, and you could lose money on an investment in each of SPDR® Gold Shares Trust (“GLD®”) and SPDR® Gold MiniSharesSM Trust (“GLDMSM”), a series of the World Gold Trust (together, the “Funds”). ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs’ net asset value. Brokerage commissions and ETF expenses will reduce returns. Commodities and commodity-index linked securities may be aï¬€ected by changes in overall market movements, changes in interest rates, and other factors such as weather, disease, embargoes, or political and regulatory developments, as well as trading activity of speculators and arbitrageurs in the underlying commodities. Frequent trading of ETFs could significantly increase commissions and other costs such that they may oï¬€set any savings from low fees or costs. Diversification does not ensure a profit or guarantee against loss. Investing in commodities entails significant risk and is not appropriate for all investors. Important Information Relating to SPDR® Gold Trust (“GLD®”) and SPDR® Gold MiniSharesSM Trust (“GLDMSM”): The SPDR Gold Trust (“GLD”) and the World Gold Trust have each filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for GLD and GLDM, respectively. Before you invest, you should read the prospectus in the registration statement and other documents each Fund has filed with the SEC for more complete information about each Fund and these offerings. Please see each Fund’s prospectus for a detailed discussion of the risks of investing in each Fund’s shares. The GLD prospectus is available by clicking here, and the GLDM prospectus is available by clicking here. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Funds or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053. None of the Funds is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”). As a result, shareholders of each Fund do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act. GLD and GLDM are not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, shareholders of each of GLD and GLDM do not have the protections afforded by the CEA. Shares of each Fund trade like stocks, are subject to investment risk and will fluctuate in market value. The values of GLD shares and GLDM shares relate directly to the value of the gold held by each Fund (less its expenses), respectively. Fluctuations in the price of gold could materially and adversely aï¬€ect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. None of the Funds generate any income, and as each Fund regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Fund share will decline over time to that extent. The World Gold Council name and logo are a registered trademark and used with the permission of the World Gold Council pursuant to a license agreement. The World Gold Council is not responsible for the content of, and is not liable for the use of or reliance on, this material. World Gold Council is an aïffliate of the Sponsor of each of GLD and GLDM. GLD® is a registered trademark of World Gold Trust Services, LLC used with the permission of World Gold Trust Services, LLC. MiniSharesSM and GLDMSM are service marks of WGC USA Asset Management Company, LLC used with the permission of WGC USA Asset Management Company, LLC. Standard & Poor’s®, S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporation’s financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties makes any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto. For more information, please contact the Marketing Agent for GLD and GLDM: State Street Global Advisors Funds Distributors, LLC, One Iron Street, Boston, MA, 02210; T: +1 866 320 4053 spdrgoldshares.com. The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind relating to the use of such data. State Street Global Advisors and SSGA are registered trademarks of State Street Corporation. Investments in small-sized and mid-sized companies may involve greater risks than in those of larger, better known companies but mid-sized companies may be less volatile than investments in smaller companies. Companies with large market capitalizations go in and out of favor based on market and economic conditions. Larger companies tend to be less volatile than companies with smaller market capitalizations. In exchange for this potentially lower risk, the value of the security may not rise as much as companies with smaller market capitalizations. Concentrated investments in a particular sector tend to be more volatile than the overall market and increases risk that events negatively affecting such sectors or industries could reduce returns, potentially causing the value of the Fund’s shares to decrease. Investing in foreign domiciled securities may involve risk of capital loss from unfavorable fluctuation in currency values, withholding taxes, from diï¬€erences in generally accepted accounting principles or from economic or political instability in other nations. Investments in emerging or developing markets may be more volatile and less liquid than investing in developed markets and may involve exposure to economic structures that are generally less diverse and mature and to political systems which have less stability than those of more developed countries. There is no relationship between Dorsey Wright & Associates, LLC (collectively with its parent companies and affiliates, “Dorsey Wright”) and State Street Global Advisors (“SSGA”) other than a license by Dorsey Wright to SSGA of certain Dorsey Wright trademarks and trade names, and the Dorsey Wright Fixed Income Rotation Index (“Index”), for use by SSGA. BLOOMBERG®, a trademark and service mark of Bloomberg Finance L.P. and its aï¬ƒliates, and BARCLAYS®, a trademark and service mark of Barclays Bank Plc, have each been licenzed for use in connection with the listing and trading of the SPDR Bloomberg Barclays ETFs. DoubleLine® is a registered trademark of DoubleLine Capital LP. Distributor: State Street Global Advisors Funds Distributors, LLC, member FINRA, SIPC, an indirect wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its aï¬ƒliates. Certain State Street aï¬ƒliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., member FINRA, is distributor for SPDR S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, all unit investment trusts. ALPS Portfolio Solutions Distributor, Inc., member FINRA, is distributor for Select Sector SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are not aï¬ƒliated with State State Street Global Advisors Funds Distributors, LLC. State Street Global Advisors Funds Distributors, LLC is the distributor for certain registered products on behalf of the advisor. SSGA Funds Management has retained GSO Capital Partners, Nuveen Asset Management, MFS, and DoubleLine Capital LP as the sub-advisor. GSO Capital Partners, Nuveen Asset Management, MFS, and DoubleLine Capital LP are not aï¬ƒliated with State Street Global Advisors Funds Distributors, LLC. Before investing, consider the funds’ investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 866.787.2257 or visit spdrs.com. Read it carefully. © 2020 State Street Corporation. All Rights Reserved. ID188760-2081238.29.1.AM.INST 0420 Exp. Date: 03/31/2021 SPD002203 Not FDIC Insured No Bank Guarantee May Lose Value

SPDR® Gold MiniSharesSM Trust (the “Fund”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offerings to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and these offerings. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the Fund or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.